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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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Twin City Bancorp, Inc.

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
                                                   State or Other
                                                   Jurisdiction of  Percentage
Subsidiary (1)                                     Incorporation    Ownership
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
Twin City Federal Savings Bank                     United States          100%

Subsidiaries of Twin City Federal Savings Bank (1)
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TCF Investors, Inc.                                Tennessee              100%
Magnolia Investment, Inc.                          Tennessee              100%
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(1)      The assets, liabilities and operations of the subsidiaries are included in the Consolidated Financial Statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.